Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE SURGICAL ANNOUNCES THIRD QUARTER EARNINGS
SUNNYVALE, CALIF. October 19, 2017 - Intuitive Surgical, Inc. (NASDAQ: ISRG), a global technology leader in robotic-assisted, minimally invasive surgery, today announced financial results for the quarter ended September 30, 2017. All share and per share information have been retroactively adjusted to reflect a three-for-one stock split.

Q3 Highlights

•	Worldwide da Vinci procedures grew approximately 15% compared with the third quarter of 2016, driven primarily by growth in U.S. general surgery procedures and worldwide urologic procedures.

•	The Company shipped 169 da Vinci Surgical Systems compared with 134 in the third quarter of 2016.

•	The Company’s stockholders approved a three-for-one split of the Company's issued and outstanding common stock, which began trading on a split-adjusted basis on October 6, 2017.

•
Third quarter 2017 revenue of $806 million grew approximately 18% compared with $683 million for the third quarter of 2016. Third quarter 2017 revenue included $21 million that had previously been deferred in connection with a customer trade-out program that the Company had offered certain first quarter 2017 customers.

•	Third quarter 2017 GAAP net income was $298 million, or $2.55 per diluted share, compared with $211 million, or $1.77 per diluted share, for the third quarter of 2016.

•
Third quarter 2017 non-GAAP* net income was $324 million, or $2.77 per diluted share, compared with $246 million, or $2.06 per diluted share, for the third quarter of 2016. GAAP and non-GAAP* net income per diluted share for the third quarter of 2017 and 2016 included $0.59 and $0.13, respectively, of benefits from certain income tax items.

Q3 Financial Summary
Gross profits, income from operations, net income, and net income per share are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Third quarter 2017 revenue was $806 million, an increase of approximately 18% compared with $683 million in the third quarter of 2016. Higher third quarter revenue was driven by procedure growth and higher systems placements. Third quarter 2017 revenue also included $21 million of revenue that had previously been deferred in connection with a customer trade-out program that the Company had offered certain first quarter 2017 customers.
Third quarter 2017 instrument and accessory revenue increased by approximately 15% to $401 million, compared with $348 million for the third quarter of 2016, primarily driven by approximately 15% growth in da Vinci procedure volume. Third quarter 2017 service revenue increased by approximately 13% to $147 million, compared with $130 million for the third quarter of 2016.
Third quarter 2017 systems revenue increased by approximately 26% to $258 million, compared with $205 million for the third quarter of 2016. Intuitive Surgical shipped 169 da Vinci Surgical Systems in the third quarter of 2017, compared with 134 in the third quarter of 2016. A total of 20 of the third quarter 2017 da Vinci Surgical Systems were shipped under operating lease arrangements, compared with 15 during the third quarter of 2016. Third quarter 2017 systems revenue also included revenue related to the customer trade-out program mentioned above.
Third quarter 2017 income from operations increased to $279 million, compared with $256 million in the third quarter of 2016. Third quarter 2017 non-GAAP* income from operations increased to $347 million, compared with $308 million in the third quarter of 2016. Third quarter 2016 GAAP and non-GAAP* income from operations benefited from a $7 million refund of previously paid Medical Device Excise Tax.
Third quarter 2017 GAAP net income was $298 million, or $2.55 per diluted share, compared with $211 million, or $1.77 per diluted share, for the third quarter of 2016. Third quarter 2017 GAAP net income benefited from the adoption of a new accounting standard in first quarter of 2017, which required that $20 million, or $0.17 per diluted share, of excess tax benefits related to employee share-based compensation awards be recorded as a component of income tax expense.
Third quarter 2017 non-GAAP* net income was $324 million, or $2.77 per diluted share, compared with $246 million, or $2.06 per diluted share, for the third quarter of 2016. The customer trade-out program mentioned above, including the associated deferral of product costs and income tax effect, increased GAAP and non-GAAP* net income per diluted share by approximately $0.09.
Third quarter 2017 GAAP and non-GAAP* net income benefited from $68 million, or $0.59 per diluted share, related to certain tax benefits recorded during the quarter. Third quarter 2016 GAAP and non-GAAP* income benefited from $16 million, or $0.13 per diluted share, related to certain tax benefits. Non-GAAP* net income excludes the excess tax benefits mentioned above, as well as litigation charges, share-based compensation expense, and intangible asset charges.
Intuitive Surgical ended the third quarter of 2017 with $3.8 billion in cash, cash equivalents, and investments, an increase of $379 million during the quarter, primarily driven by cash generated from operations and employee stock option exercises.
Commenting on the announcement, Dr. Gary Guthart, President and CEO of Intuitive Surgical, said, “Third quarter results were encouraging, with increases in procedures and system placements reflecting continued interest by our customers in building their robotic-assisted minimally invasive surgery programs as they focus on outcomes and economic value.”
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive Surgical website at: http://phx.corporate-ir.net/phoenix.zhtml?c=122359&p=irol-IRHome.

Webcast and Conference Call Information
Intuitive Surgical will hold a teleconference at 1:30 p.m. PDT today to discuss the third quarter 2017 financial results. The call is being webcast by NASDAQ OMX and can be accessed at Intuitive Surgical’s website at www.intuitivesurgical.com or by dialing (877) 260-8896 or (612) 332-0923.

About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (NASDAQ:ISRG), headquartered in Sunnyvale, California, is a global technology leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures, and markets robotic technologies designed to improve clinical outcomes and help patients return more quickly to active and productive lives. The Company's mission is to extend the benefits of minimally invasive surgery to the broadest possible base of patients. Intuitive Surgical - Taking surgery beyond the limits of the human hand™.

About the da Vinci Surgical System
The da Vinci Surgical System is a surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive arms, a high-performance vision system and proprietary EndoWrist instruments. Powered by state-of-the-art technology, the da Vinci Surgical System is designed to scale, filter, and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist instruments. The net result is an intuitive interface with improved surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision, and ergonomic comfort, the da Vinci Surgical System makes it possible for skilled surgeons to perform more minimally invasive procedures involving complex dissection or reconstruction. Surgeons, hospitals, and patients benefit from a large community of users and the Company’s robotic-assisted surgical ecosystem, beginning with the robotic platforms, and also including the broad instrument product line, imaging solutions, training programs and technology, clinical validation, field clinical support, field technical support, and program optimization. For more information about clinical evidence related to da Vinci Surgery, please visit www.intuitivesurgical.com/company/clinical-evidence/.

da Vinci® and EndoWrist® are trademarks of Intuitive Surgical, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding customers' continued interest in building their robotic-assisted minimally invasive surgery programs as they focus on outcomes and economic value. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the impact of global and regional economic and credit market conditions on healthcare spending; healthcare reform legislation in the United States and its impact on hospital spending, reimbursement and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships; procedure counts; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which we are or may become a party; product liability and other litigation claims; adverse publicity regarding the Company and the safety of our products and adequacy of training; our ability to expand into foreign markets; and other risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2016, as updated by our other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP net income per diluted share (“EPS”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding items such as intangible asset charges, share-based compensation (“SBC”) expenses, and other special items. Intangible asset charges consist of non-cash charges such as the amortization of intangible assets and also non-recurring in-process R&D charges. Other non-cash charges include SBC expenses. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.
Non-GAAP gross profit. We define non-GAAP gross profit as gross profit excluding intangible asset charges, expenses related to SBC, and litigation charges.
Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding intangible asset charges, expenses related to SBC, and litigation charges and recoveries.
Non-GAAP net income and EPS. We define non-GAAP net income as net income excluding intangible asset charges, expenses related to SBC, litigation charges and recoveries, net of the related tax effects; and the excess tax benefits or deficiencies associated with share-based compensation arrangements. Other tax adjustments represent tax effects determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on our operating results. We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP EPS exclude intangible asset charges and SBC, which are primarily recurring expenses. SBC has been and will continue to be for the foreseeable future a significant recurring expense in our business. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income and non-GAAP EPS may differ from the components that our peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
In millions (except per share data) **	September 30, 2017	June 30, 2017	September 30, 2016
Revenue:
Instruments and accessories	$401.2	$397.8	$348.1
Systems	258.1	216.4	205.1
Services	146.8	142.0	129.7
Total revenue	806.1	756.2	682.9
Cost of revenue:
Product	195.0	184.3	158.4
Service	44.3	44.0	37.5
Total cost of revenue (1)	239.3	228.3	195.9
Gross profit	566.8	527.9	487.0
Operating expenses:
Selling, general and administrative	204.8	185.8	168.0
Research and development	83.4	84.6	62.6
Total operating expenses	288.2	270.4	230.6
Income from operations	278.6	257.5	256.4
Interest and other income, net	10.8	10.1	10.4
Income before taxes	289.4	267.6	266.8
Income tax (benefit) expense (2)	(8.1)	46.1	55.8
Net income	$297.5	$221.5	$211.0
Net income per share:
Basic	$2.66	$2.00	$1.82
Diluted (3)	$2.55	$1.92	$1.77
Shares used in computing net income per share:
Basic	111.8	111.0	116.1
Diluted	116.8	115.2	119.1

(1) Includes pre-tax medical device excise tax refund benefit as follows:
Total cost of revenue	$—	$—	$7.1
(2) Income tax (benefit) expense includes the effect of the following items:
Certain one-time tax benefit	$68.4	$—	$15.8
Excess tax benefits related to share-based compensation arrangements*	$19.7	$30.6	$—
(3) Diluted net income per share includes the effect of the following items:
Certain one-time tax benefit	$0.59	$—	$0.13
Excess tax benefits related to share-based compensation arrangements*	$0.17	$0.27	$—
(*) In the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which requires that all excess tax benefits and tax deficiencies related share-based compensation arrangements be recognized as income tax benefit or expense, instead of in stockholders' equity as previous guidance required.

(**) Shares issued pursuant to the three-for-one stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, were distributed on October 5, 2017, to stockholders of record as of September 29, 2017. All share and per share information have been retroactively adjusted to reflect the stock split.

INTUITIVE SURGICAL, INC.
UNAUDITED NINE MONTHS ENDED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Nine months ended
	September 30,
In millions (except per share data) **	2017	2016
Revenue:
Instruments and accessories	$1,179.8	$1,009.5
Systems	627.7	555.7
Services	429.0	382.3
Total revenue	2,236.5	1,947.5
Cost of revenue:
Product	543.1	475.8
Service	132.6	108.8
Total cost of revenue (1)	675.7	584.6
Gross profit	1,560.8	1,362.9
Operating expenses:
Selling, general and administrative	591.7	511.6
Research and development	241.5	170.5
Total operating expenses	833.2	682.1
Income from operations	727.6	680.8
Interest and other income, net	29.6	23.9
Income before taxes	757.2	704.7
Income tax expense (2)	58.4	172.8
Net income	$698.8	$531.9
Net income per share:
Basic	$6.26	$4.64
Diluted (3)	$6.03	$4.52
Shares used in computing net income per share:
Basic	111.6	114.6
Diluted	115.9	117.6

(1) Includes pre-tax medical device excise tax refund benefit as follows:
Total cost of revenue	$—	$7.1
(2) Income tax expense includes the effect of the following items:
Certain one-time tax benefit	$60.6	$15.8
Excess tax benefits related to share-based compensation arrangements*	$82.9	$—
(3) Diluted net income per share includes the effect of the following items:
Certain one-time tax benefit	$0.52	$0.13
Excess tax benefits related to share-based compensation arrangements*	$0.71	$—
(*) In the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which requires that all excess tax benefits and tax deficiencies related share-based compensation arrangements be recognized as income tax benefit or expense, instead of in stockholders' equity as previous guidance required.

(**) Shares issued pursuant to the three-for-one stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, were distributed on October 5, 2017, to stockholders of record as of September 29, 2017. All share and per share information have been retroactively adjusted to reflect the stock split.

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

In millions	September 30, 2017	December 31, 2016
Cash, cash equivalents and investments	$3,802.0	$4,837.9
Accounts receivable, net	468.0	430.2
Inventory	225.2	182.3
Property, plant and equipment, net	584.8	458.4
Goodwill	201.1	201.1
Deferred tax assets	119.8	150.9
Other assets	243.7	226.1
Total assets	$5,644.6	$6,486.9

Accounts payable and other accrued liabilities	$389.6	$459.2
Deferred revenue	295.1	249.9
Total liabilities	684.7	709.1
Stockholders’ equity	4,959.9	5,777.8
Total liabilities and stockholders’ equity	$5,644.6	$6,486.9

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended			Nine months ended
In millions (except per share data) **	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
GAAP gross profit	$566.8	$527.9	$487.0	$1,560.8	$1,362.9
Share-based compensation expense	10.6	10.1	10.2	30.6	28.0
Intangible asset charges	1.2	1.5	1.8	4.4	6.1
Litigation charges	—	—	—	7.8	—
Non-GAAP gross profit	$578.6	$539.5	$499.0	$1,603.6	$1,397.0

GAAP income from operations	$278.6	$257.5	$256.4	$727.6	$680.8
Share-based compensation expense	55.7	50.4	46.9	153.5	132.4
Intangible asset charges	3.1	9.1	4.3	15.9	14.0
Litigation charges (recoveries)	9.7	(4.5)	—	26.5	6.6
Non-GAAP income from operations	$347.1	$312.5	$307.6	$923.5	$833.8

GAAP net income	$297.5	$221.5	$211.0	$698.8	$531.9
Share-based compensation expense	55.7	50.4	46.9	153.5	132.4
Intangible asset charges	3.1	9.1	4.3	15.9	14.0
Litigation charges (recoveries)	9.7	(4.5)	—	26.5	6.6
Tax adjustments - excess tax benefits (1)	(19.7)	(30.6)	—	(82.9)	—
Tax adjustments - other	(22.5)	(17.5)	(16.5)	(63.6)	(48.5)
Non-GAAP net income	$323.8	$228.4	$245.7	$748.2	$636.4

GAAP net income per share - diluted	$2.55	$1.92	$1.77	$6.03	$4.52
Share-based compensation expense	0.48	0.44	0.39	1.32	1.13
Intangible asset charges	0.03	0.08	0.04	0.14	0.12
Litigation charges (recoveries)	0.08	(0.04)	—	0.23	0.06
Tax adjustments - excess tax benefits (1)	(0.17)	(0.27)	—	(0.71)	—
Tax adjustments - other	(0.20)	(0.15)	(0.14)	(0.55)	(0.42)
Non-GAAP net income per share - diluted	$2.77	$1.98	$2.06	$6.46	$5.41
(1) In the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which requires that all excess tax benefits and tax deficiencies related share-based compensation arrangements be recognized as income tax benefit or expense, instead of in stockholders' equity as previous guidance required.

(**) Shares issued pursuant to the three-for-one stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, were distributed on October 5, 2017, to stockholders of record as of September 29, 2017. All per share information has been retroactively adjusted to reflect the stock split.